As filed with the Securities and Exchange Commission on January 8, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 8, 2010

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On January 8, 2010, B&G Foods announced its intention to offer, subject to market and other conditions, $350 million aggregate principal amount of Senior Notes due 2018, pursuant to an effective shelf registration statement previously filed with the Securities and the Exchange Commission.  The notes will be guaranteed on a senior unsecured basis by certain subsidiaries of B&G Foods.

B&G Foods intends to use the proceeds of the offering to purchase its existing 12% Senior Subordinated Notes due 2016 and 8% Senior Notes due 2011, pursuant to cash tender offers announced on January 8, 2010, and to pay related premiums, fees and expenses.  B&G Foods intends to use any remaining net proceeds for general corporate purposes.  However, there can be no assurances that the offering of the Notes or the cash tender offers will be completed as described herein or at all.

A copy of the press releases announcing the foregoing, which are attached to this report as Exhibits 99.1 and 99.2, are incorporated by reference herein and are furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release dated January 8, 2010 regarding Senior Notes Offering
99.2	Press Release dated January 8, 2010 regarding Cash Tender Offers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: January 8, 2010	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President, General
Counsel, Secretary and Chief
Compliance Officer